Exhibit 10.29

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”), made this 12th day of December 2018 is entered into by Neurogene Inc., a Delaware corporation (the “Company”) with offices at 10A 551 w21 street, New York, NY, 10011 and Stuart Cobb Consulting Ltd, a limited company registered at Office 8, Hardengreen Park, Eskbank, Midlothian, Scotland EH22 3NX. (the “Consultant”).

INTRODUCTION

The Company and the Consultant desire to establish the terms and conditions under which the Consultant will provide services to the Company. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1. Services. The Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company, including, but not limited to, the services specified on Schedule A to this Agreement. During the Consultation Period (as defined below) and for a period of six (6) months thereafter, the Consultant shall not engage in any activity that has a conflict of interest with the Company, including any competitive employment, business, or other activity, and he or she shall not assist any other person or organization that competes, or intends to compete, with the Company.

2. Term. This Agreement shall commence on the date to be agreed by both parties and shall continue for a period of two years, unless earlier terminated in accordance with the provisions of Section 4 (the term of effectiveness of this Agreement being referred to herein as the “Consultation Period”). The Consultation Period may be renewed by mutual agreement between the parties.

3. Compensation.

3.1 Consulting Fees.

The Company shall pay to the Consultant consulting fees of $12,500 per month, payable within 7 days following presentation of invoice. Payment for any partial month shall be prorated. These fees will be reviewed, upon completion of 12 months duration, solely for the purposes of evaluating inflationary impacts.

3.2 Equity Grant Upon Completion

The Company agrees to award the Consultant a grant of equity at the end of the Consultation Period, subject to approval by the Company’s Board of Directors and satisfactory performance of the Consultant’s services hereunder (to be assessed by the internal sponsor, Rachel McMinn, who will also undertake routine review of deliverables and performance). For purposes of clarity, the equity award, if granted, will only be granted upon satisfactory completion of the entire Consultation Period. Due to the timing and advanced discussions of the Series A fundraising the Company is unable to confirm the exact quantity of equity awarded. Within 30 days of completing the Series A, the Company will confirm the specific detail of the award to the Consultant.

3.3 Reimbursement of Expenses. The Company shall reimburse the Consultant for all reasonable and necessary documented out of pocket expenses incurred or paid by the Consultant in connection with, or related to, the performance of the Consultant’s services under this Agreement with the prior written approval of the Company. The Consultant shall submit to the Company itemized statements on a bi-weekly basis, in a form satisfactory to the Company, of such expenses incurred in the previous two-week period. The Company shall pay to the Consultant amounts shown on each such statement within 30 days after receipt thereof.

3.4 Benefits. The Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company.

4. Termination. The Company may, without prejudice to any right or remedy it may have due to any failure of the Consultant to perform the Consultant’s obligations under this Agreement, terminate the Consultation Period effective 30 days following written notice to the Consultant. In the event of such termination, the Consultant shall be entitled to payment hereunder and for expenses paid or incurred prior to the effective date of termination. Such payments shall constitute full settlement of any and all claims of the Consultant of every description against the Company. The Consultant may similarly terminate the agreement subject to providing 30 days written notice to the Company.

5. Cooperation. The Consultant shall use his or her best efforts in the performance of the Consultant’s obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform the Consultant’s obligations hereunder. The Consultant shall cooperate with the Company’s personnel, shall not interfere with the conduct of the Company’s business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

6. Inventions and Proprietary Information.

6.1 Inventions.

(a) All inventions, discoveries, computer programs, data, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) which are made, conceived, reduced to practice, created, written, designed or developed by the Consultant, solely or jointly with others and whether during normal business hours or otherwise, (i) during the Consultation Period if related to the business of the Company or (ii) after the Consultation Period if resulting or directly derived from Proprietary Information (as defined below) (collectively under clauses (i) and (ii), “Inventions”), shall be the sole property of the Company. The Consultant hereby assigns to the Company all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of the Company as the Consultant’s duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. Upon the request of the Company and at the Company’s expense, the Consultant shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention. The Consultant also hereby waives all claims to moral rights in any Inventions.

(b) The Consultant shall promptly disclose to the Company all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall always be available to and remain the sole property of the Company.

(c) For the sake of clarity programs that fall outside of the scope of this consulting agreement including the ongoing work in Stuart’s laboratory at the University of Edinburgh. A list of the programs has been included in Schedule B. Any IP developed as part of the Trans-splicing sponsored research agreement, or any incremental or amended, is subject to the rights and terms described within the sponsored agreements without prejudice subordination to the terms of this contract.

6.2 Proprietary Information.

(a) The Consultant acknowledges that his or her relationship with the Company is one of high trust and confidence and that in the course of the Consultant’s service to the Company he or she will have access to and contact with Proprietary Information. The Consultant agrees that he or she will not, during the Consultation Period or at any time thereafter, disclose to others, or use for his or her benefit or the benefit of others, any Proprietary Information or Invention.

(b) For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of the Consultant’s service as a consultant to the Company.

(c) The Consultant’s obligations under this Section 6.2 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 6.2, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of an officer of the Company.

(d) Upon termination of this Agreement or at any other time upon request by the Company, the Consultant shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of the Company.

(e) The Consultant represents that his or her retention as a consultant with the Company and the Consultant’s performance under this Agreement does not, and shall not, breach any agreement that obligates him or her to keep in confidence any trade secrets or confidential or proprietary information of the Consultant or of any other party or to refrain from competing, directly or indirectly, with the business of any other party or otherwise conflict with any of his or her agreements or obligations to any other party. The Consultant shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

(f) The Consultant acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consultant agrees to be bound by all such obligations and restrictions that are known to him or her and to take all action necessary to discharge the obligations of the Company under such agreements.

6.3 Remedies. The Consultant acknowledges that any breach of the provisions of this Section 6 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

6.4 Portfolio Reference. Upon termination of this Agreement, the Consultant may disclose to prospective third party contractors or employers the fact that Consultant performed certain services for the Company, subject to the receipt of prior written permission from the Company with respect to such disclosure and the scope thereof.

7. Non-Solicitation. During the Consultation Period and for a period of six (6) months thereafter, the Consultant shall not, either alone or in association with others, (i) solicit, or permit any organization directly or indirectly controlled by the Consultant to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Consultant to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at any time during the term of the Consultant’s engagement with the Company; provided, that this clause (ii) shall not apply to any individual whose employment with the Company has been terminated for a period of six months or longer.

8. Other Agreements. The Consultant hereby represents that, except as the Consultant has disclosed in writing to the Company, the Consultant is not bound by the terms of any agreement with any current or prior employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of the Consultant’s relationship with the Company, to refrain from competing, directly or indirectly, with the business of such employer or any other party or to refrain from soliciting employees, customers or suppliers of such employer or other party. The Consultant agrees to furnish the Company with a copy of any such agreement upon request.

9. Independent Contractor Status. The Consultant shall perform all services under this Agreement as an “independent contractor” and not as an employee or agent of the Company and, as an independent contractor, the Consultant will be solely responsible for complying with all applicable laws, rules and regulations concerning income, employment and other tax withholding, social security contributions, pension fund contributions, unemployment contributions and similar matters and the Company shall not be required to withhold income, employment or other taxes from payments to the Consultant. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

10. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10.

11. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

12. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

13. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

14. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the State of New York.

15. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by him or her.

16. Interpretation. If any restriction set forth in Section 1 or Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

17. Miscellaneous.

17.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

17.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

17.3 In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

17.4 This Agreement may be executed in multiple counterparts by facsimile or other reliable electronic reproduction (including, without limitation, transmission by pdf), each of which shall be taken together as one and the same instrument.

17.5 The Consultant may be provided from time to time with access to the Company’s IT enterprise systems, accounts and equipment. The Consultant agrees to use these in accordance with existing and/or any future Company policies and practices. The Consultant further agrees that it shall not provide access to these systems, accounts and equipment to anyone else, either employee or third party.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

NEUROGENE INC.

By:	/s/ Michael Cunniffe	12/12/2018
Name:	Michael Cunniffe
Title:	VP, Finance

STUART COBB CONSULTING LTD

/s/ Stuart Cobb		13th December 2018
Stuart Cobb